EXHIBIT 10.4

TERMINATION AGREEMENT

This Termination Agreement dated August 24, 2017 (the “Termination Agreement”), is made between Dixie Holdings, LLC (“Dixie”), James Willett (“Willett”), and CSA Holdings, Inc. (“CSA”, and together with Dixie and Willett, the “Parties”, and each, a “Party”).

WHEREAS, CSA’s wholly-owned subsidiary CSA, LLC (“CSA SUB”), Dixie, and Willett entered into that certain Unit Purchase and Sale Agreement dated October 15, 2013, as subsequently amended (the “Unit Purchase Agreement”), whereby CSA agreed to make a repurchase of certain ownership interests of CSA SUB;

WHEREAS, CSA is currently in default under the repayment terms of the Unit Purchase Agreement and owes Dixie and Willett an aggregate amount of $403,000; and

WHEREAS, the Parties wish to satisfy all obligations under the Unit Purchase Agreement pursuant to the terms of this Termination Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Termination of the Agreement. Subject to the terms and conditions of this Termination Agreement, the Unit Purchase Agreement is hereby cancelled and all obligations of CSA thereunder are held in full accord and satisfaction.

2. Certain Rights and Obligations/Payment. As material consideration for the covenants, agreements and undertakings of the Parties under this Termination Agreement:

(a) Contemporaneously with the execution of this Termination Agreement, CSA shall issue to Dixie 4,333,333 shares of restricted CSA common stock.

(b) Contemporaneously with the execution of this Termination Agreement, CSA shall issue to Willett 9,100,000 shares of restricted CSA common stock.

3. Restricted Securities.

(a) The securities issued pursuant to this Termination Agreement have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and are being issued to the applicable Party in reliance upon the exemption from such registration provided by Section 4(2) of the 1933 Act based on the representations and warranties made by the such Party.

(b) Dixie and Willett hereby confirm that each has been informed that the securities issued hereunder are “restricted securities” under the 1933 Act and may not be resold or transferred unless the securities are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, Dixie and Willet hereby acknowledges that each is prepared to hold the securities for an indefinite period of time.

4. Mutual Release. In consideration of the covenants, agreements and undertakings of the Parties under this Termination Agreement, each Party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, successors and assigns (collectively, “Releasors”) hereby releases, waives and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Termination Agreement arising out of or relating to the Unit Purchase Agreement, except for any Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Termination Agreement.

5. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a) It has the full right, power and authority to enter into this Termination Agreement and to perform its obligations hereunder.

(b) The execution of this Termination Agreement by the individual whose signature is set forth at the end of this Termination Agreement on behalf of such Party, and the delivery of this Termination Agreement by such Party, have been duly authorized by all necessary action on the part of such Party.

(c) This Termination Agreement has been executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Party hereto) constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

6. Miscellaneous.

(a) Any notice or other communication under this Termination Agreement shall be in writing and shall be deemed to have been given if delivered personally or by registered or certified mail, postage prepaid, addressed to the recipient at the last known address of the recipient. Either Party may designate another address in writing from time to time.

(b) This Termination Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

(c) This Termination Agreement contains the entire understanding of the Parties with respect to the subject matter hereof.

(d) This Termination Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Parties.

(e) This Termination Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Termination Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

2

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement on the date first written above.

Dixie Holdings, LLC

By /s/Charles Smith Name: Charles Smith Title: Manager

/s/ James Willett James Willett

CSA Holdings, Inc.

By /s/ Tom Siciliano Name: Tom Siciliano Title: President

3